UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 25, 2009

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant’s Telephone Number, Including Area Code)

3847 East Loop 820 South, Fort Worth, Texas 76119
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As previously reported by Tandy Leather Factory, Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2009, Ron Morgan announced, on February 13, 2009, his intention to resign as Chief Executive Officer of the Company effective as of June 30, 2009.  On June 25, 2009, the Board of Directors of the Company elected Jon Thompson to serve as Mr. Morgan’s successor to the Chief Executive Officer position effective as of July 1, 2009.  Mr. Thompson, age 48, has served as the Company’s President and Chief Operating Officer since 2008 and Senior Vice President since 1993.  Mr. Thompson is the son of Wray Thompson, the Company’s Chairman of the Board.

The Company issued a press release on June 25, 2009 with respect to Mr. Thompson’s election, a copy of which is filed as Exhibit 99.1 hereto.

On June 25, 2009, Robin Morgan resigned as Vice President – Administration and Assistant Secretary of the Company effective as of June 30, 2009.  Ms. Morgan also resigned as Chairman of the Company’s ESOP/401(k) Plan Committee effective as of the same date.  Shannon Greene and Mark Angus will assume the responsibilities of Ms. Morgan following her resignation through their current positions with the Company.  Ms. Greene holds the position of Chief Financial Officer and Treasurer and Mr. Angus holds the position of Senior Vice President.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed with this report and incorporated by reference herein:

Exhibit No.

99.1	Press Release, dated June 25, 2009, regarding election of Jon Thompson as Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: June 25, 2009	BY: /s/ Shannon L. Greene
Chief Financial Officer & Treasurer